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                                                                   EXHIBIT 10.12

                        SETTLEMENT AGREEMENT AND RELEASE

        THIS SETTLEMENT AGREEMENT AND RELEASE (this "Settlement Agreement") is made effective as of March 11, 2002 (the "Effective Date") by and between REPEATER TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at 1150 Morse Avenue, Sunnyvale, CA 94089 ("Repeater"), and SANMINA-SCI CORPORATION, a Delaware corporation with its principal place of business at 2700 North First Street, San Jose, CA 95134 ("Sanmina").

                                   BACKGROUND

        A. Repeater and Sanmina are parties to a manufacturing relationship (consisting of purchase orders and acknowledgements), pursuant to which Sanmina has agreed to manufacture cellular band repeaters commonly referred to as OA850s (the "Products"), and other products as ordered by Repeater. During July 2001 and thereafter, Repeater issued a number of purchase orders to Sanmina for the manufacture of total Seven Hundred Fifty (750) Product units.

        B. The parties have mutually agreed to cancel Purchase Order 27891 for 400 units and have issued replacement Purchase Orders for non-cancelable/non-returnable components in the amount of $1,022,611.89 (the "Replacement Purchase Orders"), as set forth on EXHIBIT A attached hereto.

        C. Notwithstanding the cancellation of Purchase Order 27891, the parties have mutually agreed that Sanmina will continue to manufacture and deliver to Repeater the balance of Three Hundred Fifty Product units under the surviving Purchase Order No. 27889, as further described on EXHIBIT B attached hereto (the "Surviving Purchase Order").

        D. As to the Surviving Purchase Order, the parties acknowledge that Sanmina made one or more partial deliveries of Product units on or prior to December 31, 2001. Repeater hereby accepts these Products, with the exception of eleven (11) units that Repeater returned to Sanmina (which units shall be repaired or replaced in accordance with Sanmina's RMA procedures current as of the Effective Date), and acknowledges the existence of certain current outstanding invoices from Sanmina to Repeater (the "Outstanding Invoices"), as identified on EXHIBIT C attached hereto, which Outstanding Invoices Repeater agrees to pay in accordance with the terms and conditions hereof.

        E. Sanmina agrees to deliver the balance of Product units (the "Remaining Units") on or prior to March 31, 2002, and Repeater agrees to pay Sanmina for any and all Remaining Units delivered by Sanmina, in accordance with the terms and conditions hereof.

        F. The parties wish to document and confirm their agreement as to: (i) Purchase Order 27891; (ii) the Surviving Purchase Order; (iii) the Outstanding Invoices; and (iv) the Remaining Units.



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        NOW, THEREFORE, in consideration of the mutual agreements and releases provided for below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

1.      TERMINATION OF PURCHASE ORDER 27891.

Except as otherwise provided expressly herein, and subject to payment by Repeater of the amounts specified in Section 5.1 ("Cancellation Fee") below, purchase order 27891 is terminated in its entirety as of the Effective Date. All rights and obligations under purchase order 27891 are terminated and will be of no further force or effect.

2.      SURVIVING PURCHASE ORDER.

        2.1 GENERAL. Notwithstanding the termination of purchase order 27891 as set forth in Section 1 ("Termination of Purchase Order 27891"), this Settlement Agreement is not a termination of the manufacturing relationship between Repeater and Sanmina. Accordingly, the Surviving Purchase Order (No. 27889) identified on EXHIBIT B will remain in effect in accordance with the handwritten terms contained on the face of such order and the terms set forth in EXHIBIT D, which exhibits are hereby incorporated by reference. In addition, Sanmina agrees to perform under any other purchase orders issued by Repeater, and accepted by Sanmina, after the Effective Date; provided that nothing contained herein shall require Sanmina to accept any Purchase Order.

        2.2 DELIVERY UNDER SURVIVING PURCHASE ORDER. With respect to the Surviving Purchase Order, the parties acknowledge and agree as follows: (a) the Surviving Purchase Order represents a total Three Hundred Fifty (350) Product units; (b) Sanmina made a partial delivery (totaling One Hundred Eighty One
(181) Product units) under the Surviving Purchase Order by December 31, 2001, all units in the partial delivery were accepted by Repeater, with the exception of eleven (11) units that Repeater returned to Sanmina (which units shall be repaired or replaced in accordance with Sanmina's RMA procedures current as of the Effective Date), and such partial delivery is represented by the Outstanding Invoices identified on EXHIBIT C; and (c) Sanmina will deliver the Remaining Units (totaling One Hundred Sixty Nine (169) Product units) to Repeater on or prior to March 31, 2002.

3.      RELEASES.

        3.1 RELEASE. Each party hereby forever generally and completely releases and discharges the other party and its agents, directors, officers, shareholders, investors, counsel, subsidiaries, parent corporations, successors, assigns, and employees, and all others, of and from any and all claims relating to or based upon the Purchase Order 27891 and for any failure to timely deliver product on or prior to the Effective Date (whether under Purchase Order 27891, 27889 or otherwise) (the "Released Claims"), except for claims arising under or in any way relating to confidentiality obligations of the parties under any confidentiality agreement between them; provided, however, that Sanmina's release of Repeater shall not occur until Sanmina receives the payments set forth in Section 5.1. As of the Effective Date, each party represents



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and warrants that, to the best of its knowledge, it knows of no facts or circumstances which would give rise to a claim by such party against the other party for breach of any confidentiality agreement. Each party agrees that Released Claims include all known and unknown, anticipated and unanticipated, suspected and unsuspected, disclosed and undisclosed claims relating to or based upon the Purchase Order 27891, including without limitation all rights, demands, liabilities, obligations, damages, actions, or causes of action, in law, equity or otherwise and all claims for damages of any kind. For purposes of clarification, the Released Claims do not include any claims relating to or based upon the Surviving Purchase Order, Outstanding Invoices, or Remaining Units (other than claims by Repeater based on Sanmina's failure to timely deliver Product on or prior to the Effective Date).

        3.2 COVENANT NOT TO SUE. Each party hereby covenants that it will not commence, maintain, continue, or assist in any action or proceeding against the other party that arises out of or is in any way related to the Released Claims.

        3.3 CALIFORNIA CIVIL CODE. Each party has been fully advised by its respective attorneys of the contents of section 1542 of the Civil Code of the State of California, and that section and the benefits thereof are hereby expressly waived. Section 1542 reads as follows:

        SECTION 1542. (GENERAL RELEASE - CLAIMS EXTINGUISHED) A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

4.      REPRESENTATIONS AND WARRANTIES.

Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against its obligations arising from Purchase Order 27891 and, further, that each party is fully entitled and duly authorized to give the release and discharge set forth in Section 3 ("Releases"). In addition, each party warrants and represents that it is an existing corporation with the capacity to enter into this Settlement Agreement and fulfill its obligations hereunder. Each party will indemnify and hold harmless the other party hereto from any loss incurred directly or indirectly by reason of the falsity or inaccuracy of any representation made herein by it.

5.      PAYMENT.

        5.1 CANCELLATION FEE. In consideration of Sanmina's agreement to accept Repeater's cancellation of Purchase Order 27891 as set forth in Section 1 ("Termination of Purchase Order 27891"), Repeater agrees to pay to Sanmina One Million Twenty-Two Thousand Six Hundred Eleven Dollars and Eighty-Nine Cents ($1,022,611.89) (the "Cancellation Fee"); provided, however, that Sanmina shall use commercially reasonable efforts to reduce the amount of the Cancellation Fee, by repurposing components, returning components to manufacturers, or otherwise. The Cancellation Fee will be payable in four (4) monthly installments. The first (1st), second (2nd) and third (3rd) installment payments will be Three Hundred Thousand



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Dollars ($300,000) each, with any adjustments (pursuant to the preceding sentence) being made to the fourth (4th) installment payment due from Repeater to Sanmina. Each such installment shall be due and payable (and sent so that it is received by the other party by 5:00 PM (Pacific Time)on the last business day of each month following the Effective Date, until the Cancellation Fee has been paid in full. Notwithstanding the foregoing, Sanmina acknowledges that it received an initial Three Hundred Thousand Dollar ($300,000) installment payment from Repeater on January 31, 2001 and that, as of the Effective Date, there is a remaining balance due of Seven Hundred Twenty-Two Thousand Six Hundred Eleven Dollars and Eighty-Nine Cents ($722,611.89) (which amount is subject to adjustment by the parties as set forth in this Section 5.1), with the second installment becoming due and payable on the Effective Date, the third installment becoming due and payable on March 29, 2002 and the fourth installment becoming due and payable on April 30, 2002.

        5.2 OUTSTANDING INVOICES. In addition to the amount specified in Section
5.1 ("Cancellation Fee") for the Purchase Order 27891, the parties agree that Repeater will pay Sanmina a total One Million Three Hundred Fifty Seven Thousand Five Hundred Dollars ($1,357,500) against the Outstanding Invoices identified on EXHIBIT C) as follows: (i) Ninety Thousand Dollars ($90,000) by 5:00 PM (Pacific
Time) on or before June 28, 2002, and (ii) three (3) equal monthly installments of Four Hundred Fifty Two Thousand Five Hundred Dollars ($452,500) each by 5:00 PM (Pacific Time) on each of July 31, 2002, August 30, 2002 and September 30, 2002; provided, however, that any credit resulting from Sanmina's failure to deliver all Remaining Units pursuant to Section 5.3 below shall be applied first against the September 30, 2002 payment, second against the August 30, 2002 payment and finally against the July 31, 2002 payment.

        5.3 PAYMENT FOR REMAINING UNITS. Repeater agrees to pay Seven Thousand Five Hundred Dollars ($7,500.00) for each Remaining Unit that is delivered by Sanmina between the Effective Date and March 31, 2002, and thereafter accepted by Repeater in accordance with the terms and conditions set forth in EXHIBIT D. The parties acknowledge that if Repeater accepts all 169 Remaining Units, it shall owe Sanmina a total of One Million Two Hundred Sixty Seven Thousand Five Hundred Dollars ($1,267,500). On each of March 29, 2002, April 30, 2002 and May 31, 2002 (by 5:00 PM Pacific Time), Repeater will pay to Sanmina Four Hundred Twenty-Two Thousand Five Hundred Dollars ($422,500) for a total of $1,267,500. These payments shall be allocated first towards any Remaining Units delivered and (in the event Sanmina fails to deliver all Remaining Units) towards the Outstanding Invoices described in Section 5.2 above.

        5.4 FINANCIAL STATEMENTS. Repeater agrees to provide monthly financial statements to Sanmina on or prior to the fifteenth (15th) day of each month. Such financial statements will be delivered to the attention of Sanmina's Vice President and Treasurer, Walter Boileau, at Sanmina's principal place of business, unless Sanmina requests otherwise in writing.

        5.5 SECURITY INTEREST. On or prior to March 11, 2002, Repeater agrees to put in place a Letter of Credit in the amount of Two Million Dollars ($2,000,000) issued by a financial institution reasonably acceptable to Sanmina and containing at a minimum the terms set forth in EXHIBIT E; provided, however, that Repeater may reduce the amount of the Letter of Credit to an amount not less than the amount of its outstanding obligations to Sanmina as specifically set forth in this Agreement.



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6.      GENERAL PROVISIONS.

        6.1 ENTIRE UNDERSTANDING. This Settlement Agreement contains the entire understanding between the parties, constitutes the complete, final and exclusive embodiment of their agreement, and supersedes any other agreements, written or oral, concerning the subject matter hereof. Further, the parties agree to the terms of this Settlement Agreement without reliance upon any promise, warranty, or representation by any party or any representative of any party other than those expressly contained in this Settlement Agreement, and each party has carefully read this Settlement Agreement, has been advised of its meaning and consequences by its respective attorney, and signs the same of its own free will.

        6.2 CONFIDENTIALITY OF AGREEMENT. The terms and conditions of this Settlement Agreement are deemed confidential information and shall be treated accordingly.

        6.3 GOVERNING LAW. The validity, interpretation and performance of this Settlement Agreement shall be governed by the substantive laws of the State of California, as applied to contracts between California residents entered into and performed entirely within the State of California. The parties acknowledge and agree that the state courts of Santa Clara County, California and the federal courts located in the Northern District of the State of California shall have exclusive jurisdiction and venue to adjudicate any and all disputes arising out of or in connection with this Settlement Agreement. The parties consent to the exercise by such courts of personal jurisdiction over them and each party waives any objection it might otherwise have to venue, personal jurisdiction, inconvenience of forum, and any similar or related doctrine. This Settlement Agreement shall be construed in accordance with the substantive laws of the State of California (excluding its conflicts of laws principles).

        6.4 SEVERABILITY. If any one or more of the provisions of this Settlement Agreement shall be held to be invalid, illegal, or unenforceable, such provision will be changed and interpreted to accomplish the objectives of such provision to the greatest extent possible under applicable law and the validity, legality, or enforceability of the remaining provisions of this Settlement Agreement shall not in any way be affected or impaired thereby.

        6.5 AMENDMENTS IN WRITING. Any amendment to this Settlement Agreement shall be in writing and signed by both parties hereto.

        6.6 INTERPRETATION. This Settlement Agreement was prepared by both parties hereto and therefore it shall not be construed against any one party as the drafting party.

        6.7 BINDING EFFECT; COSTS. This Settlement Agreement shall bind the heirs, personal representatives, successors and assigns of each party, and inure to the benefit of each party, its agents, directors, officers, employees, successors and assigns. Each party will bear its own costs, expenses, and attorney's fees, whether taxable or otherwise, incurred in or arising out of or in any way related to the matters released under this Settlement Agreement, except as is otherwise specifically provided herein.

        6.8 COUNTERPARTS. This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.



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IN WITNESS WHEREOF, the parties have executed this Settlement Agreement by their duly authorized representatives as of the Effective Date.

REPEATER TECHNOLOGIES, INC.                 SANMINA-SCI CORPORATION
("REPEATER")                                ("SANMINA")

By: /s/ Timothy A. Marcotte                 By: /s/ Walter Boileau
    ------------------------------              --------------------------------

Name: Timothy A. Marcotte                   Name: Walter Boileau
    ------------------------------              --------------------------------

Title: EVP, COO & CFO                       Title: VP and Treasurer
    ------------------------------              --------------------------------



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